UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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TRANSCAT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSCAT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 13, 2011

The annual meeting of shareholders of Transcat, Inc. will be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624, on Tuesday, September 13, 2011, at 12:00 noon, local time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect three directors;

•	to approve the Transcat, Inc. 2003 Incentive Plan, as Amended and Restated;

•	to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012; and

•	to transact such other business as may properly come before the annual meeting or at any adjournment or postponement of the meeting.

The board of directors has fixed the close of business on July 18, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Charles P. Hadeed
President, Chief Executive Officer
and Chief Operating Officer

Rochester, New York
July 22, 2011

Your Vote is Important. If you own your shares through a bank or broker, we encourage you to follow the instructions provided by your bank or broker about how to vote. Your bank or broker cannot vote your shares for director nominees or for the amended and restated incentive plan unless you provide your bank or broker with your voting instructions.

TRANSCAT, INC.

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the board of directors of Transcat, Inc., an Ohio corporation, for use at the annual meeting of shareholders to be held on Tuesday, September 13, 2011, at 12:00 noon, local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624.

Principal Executive Offices

Our principal executive offices are located at 35 Vantage Point Drive, Rochester, New York 14624, and our telephone number is (585) 352-7777.

Mail Date

These proxy solicitation materials are first being mailed to shareholders on or about July 22, 2011.

Record Date and Outstanding Shares

Shareholders of record at the close of business on July 18, 2011, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated common stock, $0.50 par value per share. As of the record date, 7,289,530 shares of our common stock were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies in order to provide all shareholders of record on July 18, 2011 with the opportunity to vote on all matters that properly come before the annual meeting. We will bear all costs related to this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or other telecommunication, by our directors, officers and employees, none of whom will receive additional compensation for doing so. In addition, we have retained Regan & Associates, Inc., a professional solicitation firm, which will assist us in delivering these proxy materials and soliciting proxies for a fee of approximately $8,000.

Revocability of Proxies

You may change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of three ways:

•	submit a signed proxy card with a later date;

•	notify our corporate secretary in writing before the annual meeting that you are revoking your proxy; or

•	attend the annual meeting and vote in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from such broker, bank or other nominee confirming both (1) your beneficial ownership of such shares on July 18, 2011, the record date for the meeting; and (2) that such broker, bank or other nominee is not voting the shares at the meeting.

Voting; Cumulative Voting

Generally, each shareholder is entitled to one vote for each share held as of the record date. With respect to the election of directors, shareholders can cumulate their votes in certain circumstances. Cumulative voting is a system of voting whereby each shareholder receives a number of votes equal to the number of shares that the shareholder holds as of the record date multiplied by the number of directors to be elected. Thus, for example, if you held 100 shares as of the record date, you would be entitled to cast 300 votes (100, the number of shares held, multiplied by three, the number of directors to be elected) for the election of directors. Cumulative voting can be used only for the election of directors and is not permitted for voting on any other proposal.

To employ cumulative voting at the annual meeting, you must notify our president, a vice president or our corporate secretary that you desire that cumulative voting be used at the annual meeting for the election of directors. Such notice must be in writing, and it must be given at least 48 hours before the time fixed for holding the annual meeting. In addition, a formal announcement must be made at the commencement of the annual meeting by our chairman, our corporate secretary or by you or on your behalf, stating that such notice has been given.

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions on such proxies. If no specific instructions are given, shares represented by such proxies will be voted:

•	FOR the election of the three director nominees;

•	FOR the approval of the Transcat, Inc. 2003 Incentive Plan, as Amended and Restated; and

•	FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the meeting.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. Our code of regulations provides that a quorum will exist at the annual meeting if the holders of a majority of the issued and outstanding shares of our common stock are present, in person or by proxy, at the meeting.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Election of three directors	Plurality of the votes duly cast at the annual meeting
Two	Approval of the Transcat, Inc. 2003 Incentive Plan, as Amended and Restated	Majority of the votes duly cast at the annual meeting
Three	Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012	Majority of the votes duly cast at the annual meeting*

*	The selection of BDO USA, LLP is being presented to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent fiscal years.

Recommendations of our Board of Directors

Our board of directors recommends that shareholders vote their shares FOR the three director nominees, FOR the approval of the Transcat, Inc. 2003 Incentive Plan, as Amended and Restated, and FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

Effect of Abstentions

An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal other than the election of directors. Shares that abstain from voting on a proposal are counted for the purpose of determining the presence or absence of a quorum but are not considered votes “duly cast” for a proposal. A “majority of the votes duly cast” means the number of “For” votes exceeds the number of “Against” votes. Thus, abstentions will have no effect on the outcome of the vote on the proposal to approve the amended and restated incentive plan and the proposal to ratify the selection of our independent registered public accounting firm since abstentions are not counted as votes duly cast.

Effect of Not Casting Your Vote and Broker Non-Votes

If you own your shares through a bank or broker, we encourage you to follow the instructions provided by your bank or broker about how to vote. The rules that govern how banks and brokers vote your shares prevents your bank or broker from voting your shares for director nominees and for the amended and restated incentive plan unless you provide voting instructions. These rules allow banks and brokers to vote shares on “routine” matters but not on “non-routine” matters. Shares that banks and brokers are not authorized to vote because the bank or broker has not received voting instructions from the beneficial owner are referred to as “broker non-votes.”

The ratification of the selection of our independent registered public accounting firm is considered a routine matter. Accordingly, banks and brokers may vote your shares on this proposal without your voting instructions and there will be no broker non-votes.

The election of directors and the proposal to approve the amended and restated incentive plan are considered non-routine matters and therefore banks and brokers cannot vote your shares on these two matters without your voting instructions. If you want your vote to count on these two proposals, you must provide your bank or broker with voting instructions. If you do not provide voting instructions, no votes will be cast on your behalf on these two proposals.

Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for the purpose of determining the number of shares voting in the election of directors or on the proposal to approve the amended and restated incentive plan and therefore will have no effect on these proposals.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed our 2011 annual report to shareholders with this proxy statement. Our annual report on Form 10-K for the fiscal year ended March 26, 2011, as filed with the Securities and Exchange Commission, is included in the 2011 annual report. The 2011 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Form 10-K by:

•	accessing our website, transcat.com, and going to “SEC Filings” under “Investor Relations;”

•	writing to us at: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary; or

•	telephoning us at 585-352-7777.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at sec.gov.

The information contained on our website is not a part of this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on September 13, 2011

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our 2011 annual report to shareholders available to you on the Internet at:

www.envisionreports.com/TRNS

For directions on how to attend the annual meeting and vote in person, see the “Revocability of Proxies” and “Voting; Cumulative Voting” sections above.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees Proposed for Election as Directors for a Term Expiring in 2014

Our code of regulations provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year.

The number of directors is currently fixed at nine. At this year’s annual meeting, shareholders are being asked to elect three directors to hold office for a term expiring in 2014 or until each of their successors is duly elected and qualified. Based on the recommendation of the corporate governance and nominating committee, we have nominated Richard J. Harrison, Dr. Harvey J. Palmer and John T. Smith for election as directors. All three nominees currently serve on our board, and we recommend their election at the annual meeting. Directors will be elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors.

Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on your proxy card, proxies will be voted FOR the election of Mr. Harrison, Dr. Palmer and Mr. Smith. The votes represented by such proxies may be cumulated if proper notice is given (see the section entitled “Voting; Cumulative Voting” above).

We do not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine. But, proxies in the enclosed form cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Securities and Exchange Commission’s rules require us to discuss briefly the particular experience, qualifications, attributes or skills that led our board of directors to conclude that each director or nominee for director should serve on our board of directors. We have provided this discussion in a separate paragraph immediately below the biographical information provided by each director.

Director
Name and Background	Since

Richard J. Harrison, age 66, is executive vice president-retail loan administration at Five Star Bank (the successor to the National Bank of Geneva and a wholly-owned subsidiary of Financial Institutions, Inc.), a position he has held since July 2003. From January 2001 through January 2003, he served as executive vice president and chief credit officer of the Savings Bank of the Finger Lakes, as well as a director from 1997 through 2000. Prior to that, he served as an independent financial consultant from January 1999 through January 2000 and held senior executive management positions with United Auto Finance, Inc., American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank), and Security Trust Company/Security New York State Corporation (now Fleet/Bank of America). Mr. Harrison also serves on the board of directors or as manager of several privately-held for profit and not-for-profit entities.	2004

Mr. Harrison’s experience in analyzing complex financial transactions as well as his skills in credit, financial statement analysis and risk management qualify him as our audit committee financial expert. Mr. Harrison’s work with small to medium-size businesses throughout his career in banking and finance has provided him with an understanding of business to business marketing and provides our board with an understanding of the financial and business environment in which our company operates. His prior service on a publicly-traded company board also provides our board with valuable insight.

Director
Name and Background	Since

Dr. Harvey J. Palmer, age 65, is a professor at and dean of the Kate Gleason College of Engineering at Rochester Institute of Technology, Rochester, New York. Prior to that appointment, he was a professor of chemical engineering at the University of Rochester from 1971 through June 2000, where he also held positions of department chair and associate dean of graduate studies.	1987

Dr. Palmer’s academic and professional credentials, as well as his leadership position within a prestigious engineering academic institution, brings cutting edge and evolving best practices in engineering to our board. In addition, Dr. Palmer has served on our board of directors for more than 24 years, which affords him a unique historical knowledge and understanding of our company.

John T. Smith, age 64, served as our lead director until May 2011 and is chairman and chief executive officer of Brite Computers, Inc. (information technology consulting), which he joined in 1999. Prior to that, from 1997 to 1999, he was the president of JTS Chequeout Solutions, Inc. From 1980 to 1997, Mr. Smith was president of JTS Computer Services, Inc. Mr. Smith serves on the board of directors of the Monroe Community College Foundation.	2002

Mr. Smith brings a unique entrepreneurial creativity to our board. He has founded and developed over ten information technology companies over the past 30 years that range from small, local service companies to national product and service companies to major accounts. In the process, Mr. Smith has gained extensive management, financial, banking and technical expertise. Mr. Smith’s provocative approach to management has aided the board in the integration of recent acquisitions and brings a different yet compelling smaller-business perspective.

Directors Whose Terms Do Not Expire at the 2011 Annual Meeting

The following table provides certain information with respect to each of our directors whose term in office does not expire at the annual meeting.

	Director	Term
Name and Background	Since	Expires

Francis R. Bradley, age 65, retired in 2000 from E.I. DuPont de Nemours & Co., Inc. (global science and technology) following a 32-year career. Mr. Bradley was the founding global business manager of the DuPont Instrumentation Center after having held a variety of business and technical management positions. He managed the DuPont Engineering Test Center and was responsible for corporate materials engineering consulting for several years. After his retirement from DuPont, Mr. Bradley served as an executive associate with Sullivan Engineering Company (engineering and construction) and consulted independently on business and technology matters. Since 2000, Mr. Bradley has also been the principal of FRBConsulting, a privately-owned travel and business consulting firm in association with TravelBridge, Inc., Scottsdale, Arizona. Mr. Bradley also serves on the board of directors of two not-for-profit organizations.	2000	2012

Mr. Bradley brings extensive instrumentation calibration and repair business experience and technological expertise to our board of directors by virtue of his career with DuPont and Sullivan Engineering Company. Mr. Bradley’s insights are key to the scalability of our calibration services business segment and in developing synergies between our product and calibration services businesses.

Charles P. Hadeed, age 61, is our president, chief executive officer and chief operating officer. Mr. Hadeed joined us in April 2002 as our vice president of finance and chief financial officer. He was named chief operating officer in October 2004 and president in May 2006. In April 2007, he was named chief executive officer. Prior to joining us, Mr. Hadeed most recently served as vice president-healthcare ventures group with Henry Schein Inc. Prior to that, he served as group vice president-operations at Del Laboratories Inc., and in various executive positions during his 20-year career at Bausch & Lomb Incorporated. Mr. Hadeed also serves on the board of directors of Rochester Rehabilitation Center, Inc. and Rehabilitation Enterprises, Inc.	2007	2013

	Director	Term
Name and Background	Since	Expires

As our president, chief executive officer and chief operating officer, and former vice president of finance and chief financial officer, Mr. Hadeed provides our board with invaluable institutional knowledge of the operations of our company, its markets and its customers. Mr. Hadeed joined us in April 2002 during a difficult financial period. His financial and management skills contributed to the growth and financial turnaround the company has experienced during his tenure with us. Mr. Hadeed has instituted controls, processes and systems designed to promote further growth and integration while maintaining a strong and vibrant employee culture.

Nancy D. Hessler, age 65, joined Integrated People Solutions, Boulder, Colorado (strategic human resources consultant) as a vice president in March 2003. Prior to that, she was director of human resources of the wireless internet solutions group of Nortel Networks Corp., Rochester, New York (telecommunications systems) from October 1998 until June 2002. From May 1996 until September 1998, she was group manager of human resources for Rochester Gas and Electric Corporation, Rochester, New York (public utility). From 1991 until May 1996, Ms. Hessler served as human resources manager of the advanced imaging business unit and as manager of sourcing for the general services division of Xerox Corporation. Ms. Hessler also serves on the board of directors of Geva Theatre Center.	1997	2013

Ms. Hessler’s significant human resources and executive compensation management experience provides the board with broad perspective as it confronts issues associated with executive compensation, benefit plans, and enhanced employee performance. In addition, Ms. Hessler’s experience in the field of leadership effectiveness consulting provides her with the opportunity to work with a variety of executives in the areas of human resources, acquisitions, succession planning, governance and strategic planning, all of which brings a balanced perspective to our board’s decision-making process.

Paul D. Moore, age 60, is a senior vice president of M&T Bank Corporation. He currently serves as senior credit officer overseeing all corporate lending activity in the Rochester, Buffalo and Binghamton, New York markets. Additionally, Mr. Moore has credit responsibility for M&T’s automotive dealership customers throughout its Middle Atlantic markets. During his 32-year career at M&T Bank, he has been the commercial banking manager for the Rochester, New York market and has held various commercial loan positions in Buffalo, New York. Mr. Moore also serves on the board of directors of Rehabilitation Enterprises, Inc.	2001	2013

Mr. Moore’s more than 30-year corporate banking career qualifies him to represent the interests of shareholders as a member of our board. Over the course of his career, he has extended loans to thousands of companies and has been required to assess management, products, markets and financial performance of these businesses. This process has provided Mr. Moore with a broad perspective of what makes a business successful, which is invaluable to our board, in particular, as it relates to strategic planning and growth.

Alan H. Resnick, age 67, is president of Janal Capital Management LLC (investment management), a position he has held since August 2004 after a 31-year career at Bausch & Lomb Incorporated. Mr. Resnick served as vice president and treasurer and a member of Bausch & Lomb’s corporate strategy board until his retirement in October 2004. He also served as a member of the advisory board of FM Global, a leading property insurance carrier, until his retirement. Mr. Resnick is a member of the board of directors of the Visiting Nurse Service of Rochester and Monroe County and serves on the boards and committees of several other not-for-profit organizations in the greater Rochester, New York area. He also serves as chairman of the board of ACM Medical Laboratory, a division of Unity Health System, Rochester, New York.	2004	2012

	Director	Term
Name and Background	Since	Expires

As the former treasurer of Bausch & Lomb for more than 15 years, Mr. Resnick brings invaluable knowledge of financial instruments and the financial markets to our board as we attempt to increase financial market awareness of our performance and improve our market capitalization. Mr. Resnick’s creative skills set with respect to executive compensation by virtue of his experience in managing and implementing compensation policies in the context of executive compensation uniquely position him to serve as the chairman of our compensation committee.

Carl E. Sassano, age 61, is our chairman of the board. From April 2007 to May 2008, he served as our executive chairman of the board. Mr. Sassano became our president and chief executive officer in March 2002 and was named chairman of the board in October 2003. In May 2006, he ceased serving as our president when Charles P. Hadeed assumed that position. Mr. Sassano was president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000. He also held positions in Bausch & Lomb as president-global vision care (1996-1999), president-contact lens division (1994-1996), group president (1993-1994) and president-Polymer Technology (1983-1992), a subsidiary of Bausch & Lomb. Mr. Sassano is a trustee of Rochester Institute of Technology and a member of the board of directors of IEC Electronics Corp.	2000	2012

Mr. Sassano joined us in March 2002 at a time when our long-term debt burden and financial performances were causing significant financial hardship to the company. Mr. Sassano’s experience in small-to-medium size divisions within Bausch & Lomb as well as the processes associated with Bausch & Lomb’s overall corporate organization provided Mr. Sassano with the necessary skill set to grow the company out of financial turmoil. Mr. Sassano’s leadership skills and institutional knowledge of Transcat coupled with his significant corporate experience provides the board with strong leadership.

PROPOSAL TWO

APPROVAL OF THE TRANSCAT, INC. 2003 INCENTIVE PLAN, AS AMENDED AND RESTATED

Background

Our board of directors has adopted, and is asking our shareholders to approve, the Transcat, Inc. 2003 Incentive Plan, as Amended and Restated, which we refer to as the Restated Plan. If approved by our shareholders, the Restated Plan will be effective as of the date of the annual meeting.

The Restated Plan provides for the grant of cash and equity incentive awards of shares of our common stock to employees, non-employee directors, consultants, advisors and independent contractors. Specifically, we are seeking shareholder approval so that grants of performance-based compensation under the Restated Plan may be fully deductible under 162(m) of the Internal Revenue Code, thereby preserving our deduction for this compensation. We are not requesting additional shares for the Restated Plan, and if this proposal is approved, no additional shares will be available for issuance under the Restated Plan.

If approved, the Restated Plan will make the following changes to the 2003 Incentive Plan, as described in more detail under “Restated Plan Summary” below:

Revise Performance Metrics	Revise the list of possible performance metrics that may be used for subsequent awards of performance-based compensation
Increase Maximum Annual Cash Performance Awards	Increase the maximum amount payable to a participant in cash in a single year under a performance award to $1,000,000
Add Stock Appreciation Rights	Add stock appreciation rights as an award type that may be issued under the Restated Plan
Express Prohibition on Repricings and Cash Buyouts	Expressly prohibit the repricing of a stock option or stock appreciation right and the cash buyout of underwater stock options or stock appreciation rights without the approval of our shareholders
Recoupment Policy	Expressly provide that all awards under the Restated Plan are subject to our incentive compensation recoupment policy
Term of Plan	Extend the term of the Restated Plan by 10 years
Eliminate Negative Discretion	Prevent adverse liability accounting treatment by removing the compensation committee’s authority to use negative discretion to reduce the amount of a performance award
Administrative Changes	Make certain other administrative changes

Restated Plan Summary

The Restated Plan is summarized below. This summary is qualified in its entirety by reference to the text of the Restated Plan, which is attached as Appendix A to this proxy statement. We encourage you to read the actual text of the Restated Plan in its entirety.

Purpose

The purpose of the Restated Plan is to recruit and retain selected directors, employees and consultants and to motivate such persons to put forth their maximum effort toward our continued growth, profitability and success by providing incentives to such individuals through the ownership and performance of our common stock.

Shares Available under the Restated Plan

This proposal does not request additional shares for issuance under the Restated Plan. As of July 18, 2011, there were approximately 154,000 shares of our common stock available for issuance under the Restated Plan. If an outstanding award granted under the Restated Plan is cancelled or forfeited, expires, terminates or, in the case of a stock appreciation right, is settled in cash, the shares underlying such award will again be available under the Restated Plan. Shares that are used to pay the exercise price or the withholding taxes of a stock option will also again be available under the Restated Plan.

The Restated Plan provides that equitable adjustments will be made to the number of shares of common stock covered by outstanding awards, the price per share applicable to outstanding awards and the number of shares that are thereafter available for awards in the event of a change in our capital or capital stock or any special distributions to shareholders.

Administration

The compensation committee of the board (or such other committee as may be designated by the board) will administer the Restated Plan. The compensation committee has the authority to interpret the Restated Plan, establish rules and regulations for the operation and administration of the Restated Plan, select the individuals to receive awards, determine the form, size, terms, conditions, limitations, and restrictions of awards, and take all other action it deems necessary or advisable to administer the Restated Plan. The compensation committee may allocate all or any portion of its responsibilities and powers under the Restated Plan to any one or more of its members, the chief executive officer or other senior members of management, as the compensation committee deems appropriate.

Eligible Participants

The following classes of persons are eligible to participate in the Restated Plan:

•	all of our employees and the employees of any of our majority-owned subsidiaries, of which there are approximately 300 persons in this class;

•	non-employee members of our board of directors, of which there are eight persons in this class;

•	foreign nationals who, but for the laws of their countries, would be our employees or employees of one of our subsidiaries, of which there are currently no persons in this class; and

•	consultants, advisors and independent contractors retained by us or any of our 50% or more owned subsidiaries, of which there are no persons in this class.

The selection of those persons within a particular class who will receive awards is entirely within the discretion of the compensation committee. The compensation committee has not yet determined how many employees are likely to participate in the Restated Plan. The compensation committee intends, however, to grant most of the Restated Plan’s awards to those employees who are in a position to have a significant direct impact on our growth, profitability and success.

Types of Awards

The Restated Plan authorizes the grant of:

•	stock options (both incentive and non-qualified);

•	stock appreciation rights;

•	stock awards (both restricted and unrestricted);

•	performance awards (including performance shares and performance units); and

•	any other award established by the compensation committee that is consistent with the Restated Plan’s purpose, to the extent permitted by applicable law and the listing standards of any exchange upon which our common stock is listed.

Stock Options.  The compensation committee may grant awards in the form of stock options to purchase shares of our common stock. For each stock option grant, the compensation committee will determine the number of shares subject to the option, the manner and time of the option’s exercise and the exercise price.

The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date the stock option is granted. Upon exercise, a participant may pay the exercise price in cash, shares of common stock, a combination thereof, or such other consideration as the compensation committee determines. Any stock option granted in the form of an incentive stock option will satisfy the requirements of Section 422 of the Internal Revenue Code.

Stock Appreciation Rights.  A stock appreciation right permits the holder to receive an amount (in cash or shares of our common stock) equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of our common stock on the exercise date over the stock appreciation rights’ strike price. A stock appreciation right may or may not be granted in connection with the grant of a stock option. The strike price of stock appreciation right granted under the Restated Plan may not be less than 100% of the fair market value of our common stock on the date of grant. The term of any stock appreciation right granted under the Restated Plan cannot exceed ten years from the date of the grant.

Stock Awards.  The Restated Plan provides for the grant of stock awards, consisting of restricted stock awards and restricted stock units. Stock awards will be subject to the terms, conditions, restrictions and/or requirements, if any, that the compensation committee deems appropriate, including a continued employment requirement. The compensation committee may determine that any stock award shall be subject to the attainment of performance measures over an established performance period.

Performance Awards.  Only those employees who are covered employees within the meaning of Section 162(m) of the Internal Revenue Code are eligible to receive performance awards. Generally, “covered employees” means our chief executive officer and our other four highest paid executive officers. Performance awards are structured to qualify as deductible performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

Within the first 90 days (or such other term as provided for in Section 162(m)) of a performance period, the compensation committee will, in its sole discretion, designate which covered employees will be eligible for performance awards for the performance period, the length of the performance period, the types of performance awards to be issued, the performance criteria that are to be used to establish performance goals, the kind or level of performance goals and other relevant matters.

After the close of each performance period, the compensation committee will determine whether the performance goals for the cycle have been achieved.

Payment Terms

Awards may be paid in cash, common stock, a combination of cash and common stock, or any other form of property, as the compensation committee determines. If an award is granted in the form of a stock award, stock option, stock appreciation right or performance share, or in the form of any other stock-based grant, the compensation committee may include as part of the award an entitlement to receive dividends or dividend equivalents. At the discretion of the compensation committee and in compliance with applicable law, a participant may defer payment of a stock award, performance share, performance unit, dividend, or dividend equivalent.

Effect of Certain Events

Death or Disability.  The compensation committee shall have the authority to promulgate rules and regulations to determine the treatment of a participant under the Restated Plan in the event of the participant’s death or disability. Unless otherwise provided in an award notice, in the event a participant dies or becomes disabled prior to the complete exercise of the stock options or stock appreciation rights granted to him or her under the Restated Plan, any remaining stock options or stock appreciation rights may be exercised in whole or in part within one year after the date of the participant’s death or disability to the extent that the participant would have been entitled to exercise the stock option or stock appreciation right on the date of the participant’s death or disability and prior to expiration of the term of that stock option or stock appreciation right.

Retirement or Approved Reason.  The compensation committee shall have the authority to promulgate rules and regulations to determine the treatment of a participant under the Restated Plan in the event of the participant’s retirement or termination for an “approved reason” (as defined in the Restated Plan). Unless otherwise provided in an award notice, upon a participant’s retirement or termination from the company for an approved reason prior to the complete exercise of the stock options or stock appreciation rights granted to him or her under the Restated Plan, any remaining stock options or stock appreciation rights held by the participant shall survive and may be exercised in whole or in part at any time to the extent that the participant would have been entitled to exercise the stock option or stock appreciation right on the date of the participant’s retirement or termination for an approved reason and prior to expiration of the term of that stock option or stock appreciation right.

Termination.  Unless otherwise provided in an award notice, if a participant’s employment with (or relationship as a consultant to) us terminates for any reason other than death, disability, retirement and any other approved reason prior to the complete exercise of the stock options or stock appreciation rights granted to him or her under the Restated Plan, any remaining stock options or stock appreciation rights may be exercised in whole or in part within 90 days after the date of the participant’s termination to the extent that the participant would have been entitled to exercise the stock option or stock appreciation right on the date of the participant’s termination and prior to expiration of the term of that stock option or stock appreciation right.

Change In Control.  In the event of a change in control (as defined in the Restated Plan), a participant will receive the following treatment:

•	all of the terms, conditions, restrictions and limitations in effect on any of the participant’s awards will lapse;

•	all of the participant’s outstanding awards will be 100% vested; and

•	performance shall be deemed to have been met at the 100% level for all outstanding performance shares, performance units and other stock-based awards, incomplete performance periods shall be pro-rated and all awards will be paid out based on the change in control price (as defined in the Restated Plan).

Termination and Amendment of Restated Plan

The board or the compensation committee may, at any time and from time to time, suspend, amend, modify or terminate the Restated Plan without shareholder approval; provided, however, that the board or the compensation committee may condition any amendment or modification on the approval of our shareholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

Award Limits

The maximum performance award payable to any one participant under the Restated Plan for a performance period is 75,000 shares of common stock or, in the event the performance award is paid in cash, $1,000,000. The maximum number of shares for which stock options may be granted under the Restated Plan to any one participant for a performance period is 450,000. The maximum number of shares for which stock awards may be granted under the Restated Plan to any one participant during a calendar year is 100,000.

Non-U.S. Jurisdictions

To facilitate the granting of awards to participants who are employed outside of the United States, the Restated Plan authorizes the compensation committee to modify and amend the terms and conditions of an award to accommodate differences in local law, policy or custom.

Stock Price

The closing market price of a share of our common stock reported on the NASDAQ Global Market on July 15, 2011 was $10.65 per share.

Federal Tax Treatment

The following is a brief summary of the principal United States federal income tax consequences related to stock options. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Stock Options.  There will be no federal income tax consequences to either us or the participant upon the grant of an incentive stock option (an option that meets the requirement of Section 422 of the Internal Revenue Code) or the exercise thereof by the participant. If the participant holds the shares of common stock underlying the option for the greater of two years after the date the option was granted or one year after the acquisition of the shares of common stock (the “required holding period”), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of common stock will constitute a long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the shares of common stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock purchased at the time of exercise over the aggregate exercise price, and we will be entitled to a federal income tax deduction equal to that amount.

Non-Qualified Stock Options and Stock Appreciation Rights.  There will be no federal income tax consequences to either us or the participant upon the grant of a non-qualified stock option or a stock appreciation right. But, the participant will realize ordinary income on the exercise of the option or the stock appreciation right in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of the award over the exercise or strike price, and we will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-or long-term capital gain, depending on the participant’s holding period.

Restricted Stock.  Unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock, and, subject to limitations in Section 162(m) of the Internal Revenue Code, if applicable, we will be entitled to a corresponding tax deduction at that time.

Unrestricted Stock.  A participant receiving an unrestricted stock award will recognize ordinary income and, subject to Internal Revenue Code Section 162(m) limitations, if applicable, we will be allowed a tax deduction, at the time the award is granted.

Performance Awards.  A participant receiving performance awards will not recognize income and we will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of a performance award, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and, subject to Internal Revenue Code Section 162(m) limitations, if applicable, will be allowed as a deduction for us for federal income tax purposes.

Limitation on Income Tax Deduction

Pursuant to Section 162(m) of the Internal Revenue Code, we may not deduct compensation in excess of $1,000,000 paid to a covered employee. The board has submitted the Restated Plan for approval by the shareholders in order to permit the grant of certain awards thereunder, such as stock options, stock appreciation rights and certain performance awards, that will constitute “qualified performance-based compensation,” which will be excluded from the calculation of annual compensation of covered employees for purposes of Section 162(m) and will be fully deductible by us. The compensation committee may grant awards under the Restated Plan that do not qualify as performance-based compensation under Section 162(m). The payment of any non-qualifying awards to a covered employee could be non-deductible by us, in whole or in part, under Section 162(m), depending on the covered employee’s total compensation in the applicable year.

Performance Goals.  Under the Restated Plan, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance goals. To the extent an award is intended to qualify for the qualified performance-based compensation exemption from the $1,000,000 deduction limit under Section 162(m), as described above, the performance goals will be one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: (a) increase in total revenue or product revenue, (b) earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization (“EBITDA”) or net earnings (either before or after interest, taxes, depreciation and/or amortization), (c) return on assets, return on capital or return on shareholders’ equity, (d) total shareholder return, (e) gross margin, (f) earnings per share, (g) net income, (h) operating income, (i) net profit, (j) operating profits, (k) profits before tax, (l) ratio of debt to debt plus equity, (m) economic value added, (n) ratio of operating earnings to capital spending, free cash flow, return on assets, equity or shareholders’ equity, (o) common stock price per share, and (p) strategic business criteria, consisting of one or more objectives such as (i) geographic business expansion goals, (ii) cost targets, (iii) customer satisfaction ratings, (iv) reductions in errors and omissions, (v) reductions in lost business, (vi) supervision of litigation, (vii) satisfactory audit scores, (viii) productivity, (ix) efficiency, (x) budget and expense management and (xi) goals relating to acquisitions or divestitures, or any combination of the foregoing.

New Plan Benefits

The benefits to be received by participants and the number of shares to be granted under the Restated Plan cannot be determined at this time. The amount and form of grants to be made in any year is to be determined at the discretion of the compensation committee, and may vary from year to year and from participant to participant. The compensation committee did, however, approve the awards explained in the discussion following the 2011 Summary Compensation Table. These awards may be considered representative of the awards that would have been made to our named executive officers had the Restated Plan been in effect at that time.

Equity Compensation Plan Information as of March 26, 2011
(In Thousands, Except Per Share Amounts)

Number of Securities
	Number of Securities			Remaining Available
	to be Issued		Weighted Average	for Future Issuance Under
	Upon Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	829	(1)	$4.67	231
Equity compensation plans not approved by security holders	—		—	—

Total	829		$4.67	231

(1)	Includes performance-based restricted stock awards granted to officers and key employees pursuant to our 2003 Incentive Plan.

Required Vote and Board Recommendation

The affirmative vote of a majority of the shares of common stock duly cast at the annual meeting is required to approve the Restated Plan. The board of directors recommends that you vote FOR the approval of the Transcat, Inc. 2003 Incentive Plan, as Amended and Restated and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal.

PROPOSAL THREE

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP, which we refer to as BDO, served as our independent registered public accounting firm for the fiscal year ended March 26, 2011 and fiscal year ended March 27, 2010.

The audit committee has selected BDO as our independent registered public accounting firm for the fiscal year ending March 31, 2012. This selection is being presented to our shareholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm for subsequent fiscal years.

The board of directors recommends you vote in favor of the proposal to ratify the selection of BDO as our independent registered public accounting firm for the fiscal year ending March 31, 2012 and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal.

We have been advised by BDO that a representative will be present at the annual meeting and will be available to respond to appropriate questions. We intend to give such representative an opportunity to make a statement if he or she should so desire.

Fees Paid to BDO USA, LLP

The following table shows the fees for professional services provided by BDO during the fiscal year ended March 26, 2011, which we refer to as fiscal year 2011, and the fiscal year ended March 27, 2010, which we refer to as fiscal year 2010.

	Fiscal Year 2011	Fiscal Year 2010

Audit Fees	$218,676	$247,079
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$218,676	$247,079

Audit fees paid to BDO during fiscal year 2011 and fiscal year 2010 were for professional services rendered for the audit of our annual consolidated financial statements and reviews of the financial statements included in our Quarterly Reports on Form 10-Q.

Pre-Approval of Fees by Audit Committee

In accordance with applicable laws, rules and regulations, our audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The audit committee has pre-approved all fees paid to BDO.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of BDO for non-audit accounting and tax services, if required, is limited to those circumstances where the services are considered integral to the related audit services or where there is another compelling rationale for using BDO’s services.

All audit services for which BDO was engaged were pre-approved by the audit committee. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of audit and permitted non-audit services. The decision of any member to whom authority is delegated is required to be presented to the full audit committee at its next scheduled meeting.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of the services described above was compatible with maintaining the independence of BDO and determined that the provision of such services was compatible with such firm’s independence. For each of fiscal year 2011 and fiscal year 2010, BDO provided no services other than those services described above.

REPORT OF THE AUDIT COMMITTEE1

The audit committee of the board of directors is currently comprised of four members of the board of directors, each of whom the board of directors has determined is independent under the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The audit committee assists the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits. The specific duties and responsibilities of the audit committee are set forth in the audit committee charter, which is available on our website, transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.”

The audit committee has:

•	reviewed and discussed the company’s audited consolidated financial statements for fiscal year 2011 with the company’s management and BDO USA, LLP;

•	discussed with BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and has discussed with BDO USA, LLP its independence.

Based on these reviews and discussions with management and BDO USA, LLP, and the report of BDO USA, LLP, and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements for fiscal year 2011 be included in the company’s annual report on Form 10-K for fiscal year 2011 for filing with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually and has submitted such selection for fiscal year 2012 for ratification by shareholders at the annual meeting.

Audit Committee:

Richard J. Harrison, Chair
Francis R. Bradley
Paul D. Moore
Harvey J. Palmer

 1 The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held five meetings during fiscal year 2011. Each director then in office attended at least 75% of the total of such board meetings and meetings of board committees on which he or she served.

Director Independence

The board of directors has determined that all of our directors, other than Mr. Hadeed, are independent pursuant to the independence standards of the Nasdaq Stock Market. The board determined that Mr. Sassano was independent pursuant to the independence standards of the Nasdaq Stock Market as of May 2011.

Executive Sessions; Lead Director

During fiscal year 2011, our independent directors met in regularly scheduled executive sessions, without management present, as required by the listing standards of the Nasdaq Stock Market. These executive sessions were coordinated by Mr. Smith, who served as the lead director of our independent directors until May 2011 when the board determined that Mr. Sassano, our chairman of the board, was independent pursuant to the independence standards of the Nasdaq Stock Market. Mr. Sassano now presides over the executive sessions of the independent directors.

Board Leadership Structure

The board of directors separates the roles of chief executive officer and chairman of the board, based on the board’s belief that corporate governance of the company and appropriate, independent oversight of management is most effective when these positions are not held by the same person. The board recognizes the differences between the two roles and believes that separating them allows each person to focus on their individual responsibilities. Under this leadership structure, our chief executive officer can focus his attention on day-to-day company operations and performance, establishing and implementing long-term strategic plans, and our chairman of the board can focus his attention on board responsibilities.

Presently, the board believes it is appropriate to keep the roles of chief executive officer and chairman of the board separate. The board may, however, change the leadership structure if it believes that a change would better serve the company and its shareholders.

During fiscal year 2011 and until May 2011, the board also had a lead director who served as the chairman of the executive sessions of the independent directors. Now that the board has determined that Mr. Sassano, our chairman of the board, is independent pursuant to the independence standards of the Nasdaq Stock Market, Mr. Sassano presides over the executive sessions of the independent directors.

Board Committees

The board of directors has established, among other committees, an audit committee, a corporate governance and nominating committee and a compensation committee. Each committee acts pursuant to a written charter adopted by our board of directors. The current charter for each board committee is available on our website, transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

The current members of the audit committee are Mr. Harrison (chair), Mr. Bradley, Mr. Moore and Dr. Palmer. The board has determined that each of Mr. Harrison, Mr. Bradley, Mr. Moore and Dr. Palmer is independent pursuant to the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The board of directors has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the audit committee. The board of directors has designated Mr. Harrison as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based on his professional experience in banking and finance as described in his biography under “Proposal One — Election of Directors.” The board of directors has determined that Mr. Moore would also qualify as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based on his professional experience in banking and corporate lending as described in his biography under “Proposal One — Election of Directors.”

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and our board of directors. Our audit committee charter more specifically sets forth the duties and responsibilities of the audit committee.

The audit committee is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The audit committee held four meetings during fiscal year 2011. The audit committee’s report relating to fiscal year 2011 appears under the heading “Report of the Audit Committee.”

Corporate Governance and Nominating Committee

The current members of the corporate governance and nominating committee are Mr. Smith (chair) and Mr. Resnick. The board has determined that each of Mr. Smith and Mr. Resnick is independent pursuant to the independence standards of the Nasdaq Stock Market.

The corporate governance and nominating committee is charged with identifying candidates, consistent with criteria approved by the committee, qualified to become directors and recommending that the board of directors nominate such qualified candidates for election as directors. The committee is also responsible for reviewing our code of regulations, shaping corporate governance, overseeing the evaluation of the board of directors, board committees and management, and performing such tasks that are consistent with the corporate governance and nominating committee charter.

The process followed by the corporate governance and nominating committee to identify and evaluate candidates includes requests to board members, the chief executive officer and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

The corporate governance and nominating committee also considers and establishes procedures for shareholder recommendations of nominees to the board. Shareholder recommendations, together with relevant biographical information, should be sent to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates (other than our executive officers) to serve on the board of directors, including shareholder nominees, the corporate governance and nominating committee seeks candidates who are independent pursuant to the independence standards of the Nasdaq Stock Market and meet certain selection criteria established by the corporate governance and nominating committee from time to time. The corporate governance and nominating committee also considers an individual’s skills; character and professional ethics; judgment; leadership experience; business experience and acumen; familiarity with relevant industry issues; national and international experience; and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that complement those of the current board, including the diversity, maturity, skills and experience of the board as a whole. Although the corporate governance and nominating committee does not have a specific written diversity policy, the committee values and considers diversity when seeking and evaluating candidates for the board. The committee believes that diversity is not limited to gender and ethnicity, but also includes perspective gained from educational and cultural backgrounds and life experiences.

The corporate governance and nominating committee held one meeting during fiscal year 2011.

Compensation Committee

The current members of the compensation committee are Mr. Resnick (chair), Ms. Hessler, Dr. Palmer and Mr. Smith. The board has determined that each of Mr. Resnick, Ms. Hessler, Dr. Palmer and Mr. Smith is independent pursuant to the independence standards of the Nasdaq Stock Market.

The compensation committee is responsible for establishing and implementing compensation programs for our executive officers and directors that further the intent and purpose of our fundamental compensation philosophy and objectives and for performing such other tasks that are consistent with its charter.

The compensation committee held two meetings during fiscal year 2011.

For more information on executive compensation and director compensation and the role of the compensation committee, see “Compensation Overview” under the heading “Executive Compensation.”

The Board’s Role in Risk Oversight

The board of directors is responsible for overseeing risks that could affect our company and management’s processes for managing risk. This oversight is conducted primarily through the board’s committees. Our audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes and financial statement audits. Our corporate governance and nominating committee focuses on the management of risks associated with board membership and structure, as well as corporate governance. Our compensation committee focuses on the management of risks arising from our compensation policies and programs.

While our board committees are focused on these specific areas of risk, the full board retains responsibility for general risk oversight. This responsibility is satisfied through reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, as well as through reports from members of our senior management team responsible for oversight of material risk to the company.

As part of its risk oversight responsibilities, our board of directors and its committees review the processes that senior management use to manage our risk exposure. In doing so, the board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our company, including, but not limited to, operational, financial, legal, regulatory and strategic risks.

Shareholder Communications

Shareholders may send correspondence by mail to the full board of directors or to individual directors. Shareholders should address correspondence to the board of directors or the relevant board members in care of: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the board of directors, the individual director, one of the aforementioned committees of the board, or a committee member for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by our officers or their designees and will be forwarded to such persons accordingly.

Director Attendance at Annual Meetings

Company policy requires all directors, absent special circumstances, to attend our annual shareholder meetings. All of our directors attended the annual meeting of shareholders that was held on September 14, 2010.

Code of Ethics

We have a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. You can find our code of business conduct and ethics on our website, transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” We will provide a printed copy of our code of business conduct and ethics, without charge, to any shareholder who requests it by contacting our corporate secretary at 35 Vantage Point Drive, Rochester, New York 14624.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

EXECUTIVE OFFICERS

We are currently served by seven executive officers:

Charles P. Hadeed, age 61, is our president, chief executive officer and chief operating officer. For more information about Mr. Hadeed, see “Proposal One — Election of Directors.”

John J. Zimmer, age 53, is our senior vice president of finance and chief financial officer. Prior to June 1, 2011, Mr. Zimmer was our vice president of finance and chief financial officer. Mr. Zimmer served as executive vice president and chief financial officer of E-chx, Inc., a payroll outsourcing company, prior to joining us in June 2006. Prior to joining E-chx, Inc. in October 2003, he was a principal with the public accounting firm of DeJoy, Knauf & Blood, LLP. Prior to that, Mr. Zimmer served for four years as vice president-finance and treasurer of Choice One Communications Inc. Prior to joining Choice One, Mr. Zimmer was employed for seven years by ACC Corp., during which time he served as controller, then vice president-finance and later vice president and treasurer.

Michael P. Craig, age 57, is our vice president of human resources. Prior to joining us in December 2009, Mr. Craig was senior director global human resources at Genencor International, Inc., a biotechnology company and division of Danisco A/S, from 1998 through 2009. Prior to that, he served in a variety of human resources management positions during his more than 16-year career at Bausch & Lomb Incorporated, including the position of vice president human resources-western hemisphere.

Lori L. Drescher, age 51, is our vice president of sales operations, a position she has held since February 2011. From January 2008 until February 2011, she was our vice president of business process improvement and training. From October 2006 through December 2007, she served as our senior director of inside sales and customer service. Prior to joining us in October 2006 and from 2000, Ms. Drescher was president of Great-Co Learning Center, a management consulting firm that she established.

John P. Hennessy, age 63, is our vice president of sales and marketing and has served us in this position since January 2010. Prior to joining us in January 2008 as our vice president of sales, and from June 1997, Mr. Hennessy served as vice president of marketing and sales at Sunstar Americas, Inc., an oral health care products company. Prior to that, Mr. Hennessy served for more than 15 years in executive-level sales and marketing positions, including general manager, vice president and director-level positions, at Bausch & Lomb Incorporated and Johnson & Johnson.

Rainer Stellrecht, age 61, is our vice president of laboratory operations and has served us in this position since July 2007. Mr. Stellrecht, who joined us in 1977, has served in a number of positions with us during that time including senior director of laboratory operations and technical director.

Jay F. Woychick, age 54, is our vice president of wind energy commercial operations and vendor relations and has served us in this position since January 2010. Mr. Woychick, who joined us in September 2000, has served us in sales and marketing positions, most recently as our vice president of marketing. Prior to joining us, Mr. Woychick was employed for 13 years by Polymer Technology, a subsidiary of Bausch & Lomb Incorporated, most recently serving as director of marketing and sales for the RGP Group.

EXECUTIVE COMPENSATION

As a smaller reporting company under the Securities Exchange Act of 1934, as amended, we have provided the following executive and director compensation information in accordance with the scaled disclosure requirements of Regulation S-K.

Named Executive Officers

This proxy statement contains information about the compensation paid to our named executive officers during fiscal year 2011. For fiscal year 2011, in accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our named executive officers:

•	Charles P. Hadeed, our president, chief executive officer and chief operating officer;

•	John J. Zimmer, our vice president of finance and chief financial officer; and

•	John P. Hennessy, our vice president of sales and marketing.

Compensation Overview

Compensation Committee

The compensation committee of our board of directors is responsible for establishing, implementing and monitoring adherence to our compensation philosophy and objectives. The compensation committee ensures that the total compensation paid to our named executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other executive officers.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate and retain a highly-qualified and effective senior management team. We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic company goals, which align the interests of each of our named executive officers with those of our shareholders.

The objectives of the compensation program for our executive officers, including our named executive officers, are to motivate them to achieve our business objectives, to reward them for achievement, to foster teamwork, to support our core values and to contribute to our long-term success. Our compensation policies for our named executive officers are designed to link pay to both performance, taking into account the level of difficulty associated with each executive’s responsibilities and shareholder returns over the long term. The compensation provided to our named executive officers remains competitive with the compensation paid to executives with similar responsibilities in publicly-traded companies of comparable size.

The key components of our compensation program for our named executive officers have historically been base salary, performance incentive cash bonuses (the amount of which is dependent on both company and individual performance, except for our chief executive officer, which amount is based only on company performance), stock options and restricted stock awards. We seek to ensure that total executive compensation corresponds to both corporate performance and the creation of shareholder value by placing our principal emphasis on variable, performance-based incentives through a combination of annual non-equity incentive awards (i.e., incentive cash bonuses) and long-term performance-based equity awards.

A significant percentage of total compensation for our named executive officers is placed at-risk through annual and long-term incentives. There are established guidelines and targets regarding the allocation between cash (short term) and equity (long-term) incentive compensation, which is contingent and variable, based on company results and individual performance.

Stock Ownership Objectives

To more closely align the efforts of our named executive officers with the interests of our shareholders, a minimum stock ownership objective has been set for our executive officers. This requires the named executives to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within a specified time frame.

Retirement Benefits

We have established certain retirement benefits for our employees, including our named executive officers, which we and the compensation committee believe are consistent with our goals of enhancing long-term performance by our employees. The costs of retirement benefits described below for our named executive officers are included in the “All Other Compensation” column of the 2011 Summary Compensation Table.

Long Term Savings and Deferred Profit Sharing Plan (Our 401(k) Plan).  The Long Term Savings and Deferred Profit Sharing Plan is a tax-qualified defined contribution plan pursuant to which all U.S.-based employees, including the named executive officers, are eligible to participate. All employees are able to contribute the lesser of 100% of their annual salary or the limit prescribed by the Internal Revenue Service to the plan on a before-tax basis. We match 50% of the first 6% of pay that employees contribute to the plan. All participant contributions to the plan are fully-vested immediately, and all company matching contributions vest 33.3% per each year of qualifying service. The plan contains a discretionary deferred profit sharing component.

Non-Qualified Deferred Compensation.  During fiscal year 2011, we did not have any non-qualified defined contribution or other deferred compensation plans.

Post-Retirement Plans.  All employees in the United States are eligible under certain conditions to participate in the post-retirement health benefit plan. In addition, officers and former officers, including our named executive officers, are eligible to participate in dental and long-term care plans.

The post-retirement health benefit plan for officers is a group health plan that provides benefits to eligible retired officers and their spouses. Three kinds of benefits are provided under the plan: (1) long-term care insurance coverage; (2) medical and dental insurance coverage; and (3) medical and dental premium reimbursement benefits. Officers who retire from active employment with us on or after December 23, 2006 at age 55 or older with five or more years of continuous service and who do not work in any full-time employment (30 hours or more per week) after retirement are eligible to participate in the plan. Qualifying service is described as the individual’s most recent period of continuous, uninterrupted employment with the company on or after the individual reaches age 50. Service with a business acquired by the company is not counted as qualifying service. For purposes of eligibility to participate in the plan, an individual is considered an officer if the individual has the title of vice president or higher or is the corporate controller.

2011 Summary Compensation Table

The following table presents certain information about the compensation of our named executive officers for services rendered to us in all capacities during fiscal years 2010 and 2011.

				Non-Equity
			Stock	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation
Name and Principal Position	Year	(1)	(2)	(3)	(4)	Total

Charles P. Hadeed	2011	$327,126	$139,293	$137,598	$52,751	$656,768
President, Chief	2010	285,000	167,530	105,000	45,197	602,727
Executive Officer and Chief Operating Officer
John J. Zimmer	2011	201,710	28,238	85,963	24,266	340,177
Vice President of Finance	2010	179,442	32,425	80,268	20,761	312,896
and Chief Financial Officer
John P. Hennessy	2011	204,544	28,238	66,901	20,783	320,466
Vice President of Sales	2010	179,249	23,990	62,821	18,961	285,021
and Marketing

(1)	The amounts shown in this column include cash compensation earned and paid during fiscal year 2011.

(2)	These amounts do not reflect the actual value realized by the recipient. The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock awards granted during each fiscal year, except that no estimates for forfeitures have been included. A discussion of the assumptions used to calculate grant date fair value are set forth in Note 1 (General — Stock-Based Compensation) and Note 7 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal years ended March 26, 2011 and March 27, 2010. For fiscal year 2011, the value of the performance-based restricted stock disclosed in this column is based on the probable outcome of the performance conditions as of the date of grant. If the highest level of performance is achieved, the value of such awards is: Mr. Hadeed — $146,916; Mr. Zimmer — $35,298 and Mr. Hennessy — $35,298.

(3)	The amounts shown in this column reflect payments made to our named executive officers on May 20, 2011 under our performance incentive plan for fiscal year 2011.

(4)	The amounts shown in this column reflect amounts paid by us to or on behalf of each named executive officer as an automobile allowance, club membership allowance, company 401(k) matching contributions, health, and dental and life insurance payments.

		Club
	Automobile	Membership
	Allowance	Allowance	401(k) Match	Insurance

Charles P. Hadeed	$7,705	$4,300	$7,397	$33,349
John J. Zimmer	5,815	—	7,374	11,077
John P. Hennessy	5,815	—	5,047	9,921

Discussion of 2011 Summary Compensation Table

Long-Term Equity Incentive Compensation

On April 5, 2010, the compensation committee approved performance-based restricted stock awards to our named executive officers, as follows: Mr. Hadeed — 16,790 shares, Mr. Zimmer — 4,034 shares, and Mr. Hennessy — 4,034 shares. The number of restricted shares granted to each named executive officer is generally targeted to a specific dollar amount that is reviewed periodically. Therefore, as our share price increases the shares awarded will typically decrease. In addition, in granting these awards the compensation committee took into account each named executive officer’s progress towards achieving their respective stock ownership objective. The shares underlying these performance-based restricted stock awards will vest after three years subject to our achieving specific cumulative fully-diluted earnings per share objectives, which we refer to as EPS, over the eligible three-year period ending in fiscal year 2013. At such time, the holders of restricted stock will receive the following percentage of their respective restricted stock award if we meet certain pre-determined EPS thresholds:

•	Maximum cumulative EPS — 125%

•	Target cumulative EPS — 100%

•	Midpoint cumulative EPS — 75%

•	Minimum cumulative EPS — 50%

Performance at the minimum, midpoint and target levels must be achieved to earn that award level. Awards will be pro-rated in the event performance is above the target level but less than the maximum. Failure to achieve the minimum earnings per share will result in no shares awarded.

Also on April 5, 2010, in recognition of his leadership during a particularly challenging year, the compensation committee awarded Mr. Hadeed a restricted stock award of 3,109 shares that vested immediately.

Performance-Based Incentive Plan

We maintain a performance incentive plan, which is an annual cash incentive program designed to compensate key management members, as well as our named executive officers, based on their contributions to the achievement of specified corporate fiscal year financial objectives as well as achievement of individual performance goals. The performance incentive plan includes various incentive levels based on a participant’s position within the company, accountability and impact on company operations, with target award opportunities that are established as a percentage of base salary earned during the fiscal year. For fiscal year 2011, the target performance-based cash incentive award amount as a percentage of base salary for each of our named executive officers was as follows: 55% for Mr. Hadeed, and 45% for each of Messrs. Zimmer and Hennessy.

Payment of performance-based cash incentive awards is expressly linked to successful achievement of specified pre-established corporate goals, which our board of directors annually approves, and, for all participants except our chief executive officer, individual performance goals, which are determined by our chief executive officer. In addition to the corporate level and individual performance goals, the performance incentive plan also provides guidelines for the calculation of annual incentive-based compensation, subject to compensation committee oversight and modification.

For fiscal year 2011, Mr. Hadeed’s performance-based cash incentive award was based only on corporate financial results, as measured against specific pre-determined corporate financial objectives. For performance incentive plan awards for fiscal year 2011, the following percentages of Mr. Hadeed’s performance-based cash incentive award were based on our achievement of the following corporate financial objectives: product gross profit — 20%, service gross profit — 30% and earnings per share — 50%. All other performance incentive plan participants, including our other named executive officers, were evaluated 50% on the achievement of corporate financial objectives and 50% on individual performance as measured against approved objectives. The corporate financial objectives were the same as those utilized to measure our chief executive officer’s performance. As described below, the corporate financial objectives are separated into five performance levels. Performance-based cash incentive awards can range from a minimum of 0% to a maximum of 150% of the targeted award depending on the level of performance achieved. An individual must achieve at least the minimum performance level against individual performance objectives to be eligible for any portion of the performance-based cash incentive award.

Generally, the target level for corporate financial results is set in alignment with our annual operating plan. Payment of the awards under the performance incentive plan is based upon the achievement of such objectives for the current year. With respect to the corporate performance portion of the payment award, participants in the performance incentive plan receive:

•	No payment for the corporate financial objective portion of the performance incentive plan award unless we achieve the minimum corporate performance level.

•	A pro rata payment, less than 100% of the target award opportunity, for the corporate financial objective portion of the performance incentive plan award if we achieve or exceed the minimum corporate performance level but do not achieve the target corporate performance level.

•	A payment of 100% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we achieve the target corporate performance level.

•	A pro rata payment of at least 100% but less than 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we exceed the target corporate performance level but do not achieve the maximum corporate performance level.

•	A payment of 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we achieve or exceed the maximum corporate performance level.

Upon completion of the fiscal year, the chief executive officer and chief financial officer review our performance against each pre-established corporate financial objective under the performance incentive plan, comparing the fiscal year results to the pre-determined minimum, target and maximum levels for each objective, and an overall percentage for the corporate financial objectives is calculated. The results of our financial performance are then provided to, and reviewed by, the board.

With respect to the individual performance portion of the payment award, our chief executive officer evaluates each officer’s accomplishments relative to their individual objectives, calculates a performance rating and provides summaries of performance and the award amount to the compensation committee based on the performance incentive plan previously approved by the committee. Depending on the named executive officer’s position, individual performance goals for our named executive officers could include product segment gross margin, calibration sales, calibration units per direct labor hour, calibration quality measures and operating cash flow, as well as other objectives designed to improve our efficiency, profitability, quality, customer service or performance.

For fiscal year 2011, we achieved the following levels of performance for each of the pre-determined corporate financial objectives: product gross profit — 97%; service gross profit — 28%; and earnings per share — 100%. Following the compensation committee’s review of the achievement of corporate financial objectives and individual performance objectives for fiscal year 2011, the compensation committee awarded the following amounts of performance-based cash incentive compensation to each of our named executive officers: Mr. Hadeed — $137,598, Mr. Zimmer — $85,963 and Mr. Hennessy — $66,901. These incentive awards were earned based on performance during fiscal year 2011 and were paid on May 20, 2011. The amounts earned are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2011 Summary Compensation Table.

Outstanding Equity Awards at March 26, 2011

The table below presents information about the number of unexercised stock options and the number and value of unvested restricted stock awards held by our named executive officers as of March 26, 2011.

	Option Awards				Stock Awards
						Equity
					Equity	Incentive
					Incentive	Plan Awards:
					Plan Awards:	Market
					Number	or Payout
					of Unearned	Value of
	Number of	Number of			Shares,	Unearned
	Securities	Securities			Units or	Shares,
	Underlying	Underlying			Other	Units or Other
	Unexercised	Unexercised	Option	Option	Rights	Rights
	Options (#)	Options (#)	Exercise	Expiration	That Have	That Have
Name	Exercisable	Unexercisable	Price	Date	Not Vested (#)	Not Vested ($)

Charles P. Hadeed	20,000	—	$2.20	10/27/2013
	20,000	—	2.89	10/17/2014
	6,103	—	4.26	8/15/2015
	7,042	—	5.68	8/07/2016
	100,000	—	5.24	4/09/2017
	19,250	28,878 (1)	7.72	7/25/2017
					29,346 (2)	$234,764
John J. Zimmer	6,000	—	5.80	8/01/2016
	12,032	18,048 (1)	7.72	7/25/2017
					6,268 (2)	50,144
John P. Hennessy	4,000	6,000 (3)	6.00	1/29/2018
	2,622	10,488 (4)	6.75	5/05/2018
					5,425 (2)	43,396

(1)	This option vested 20% in July 2009 and 20% in July 2010 and vests 60% in July 2011.

(2)	These restricted stock awards are performance-based and will vest after three years subject to our achieving specific cumulative fully-diluted EPS objectives over the three-year period ending in fiscal year 2012 and fiscal year 2013, respectively. At such time, the holders of the restricted stock will receive the percentage of their restricted stock award that corresponds to the level of cumulative EPS achieved. For more information on performance-based restricted stock awards, see “Long-Term Equity Incentive Compensation” under the heading “Discussion of the 2011 Summary Compensation Table.”

(3)	This option vested 20% in January 2010 and 20% in January 2011 and vests 60% in January 2012.

(4)	This option vested 20% in May 2010, and vests 20% in May 2011 and 60% in May 2012.

Payments upon Termination or Change in Control

A change of control occurs under Mr. Hadeed’s change of control severance agreement upon the occurrence of any of the following events: (i) any person or group acquires more than fifty percent of the total fair market value or total voting power of our outstanding common stock during a 12-month period; (ii) any person or group acquires more than thirty-five percent of the total voting power of our outstanding common stock during a 12-month period; (iii) a majority of our directors are replaced during a 12-month period by directors that are not endorsed by the board of directors; or (iv) any person or group acquires forty percent or more of our total assets during a 12-month period.

Pursuant to this agreement, if a change in control of the company occurs and Mr. Hadeed’s employment is terminated for any reason (other than voluntary resignation, death, disability, or retirement, or termination by the company for certain reasons) during the period beginning with the agreement for an announcement of a proposed change in control and ending 24 months following the change in control, we would be required to continue to pay him his full salary and bonus and continue his benefits for a period of 24 months following the date of termination or employment, and all stock grants, stock options and similar arrangements would immediately vest.

Assuming Mr. Hadeed’s employment was terminated on a change in control as of March 26, 2011, he would be entitled to receive:

•	His annual base salary for 24 months;

•	His target annual bonus for 24 months;

•	The value of his annual benefits and allowances for 24 months;

•	The value of his unvested performance-based restricted stock awards;

•	The income tax gross up on his unvested performance-based stock awards; and

•	The value of all unvested options, which would vest immediately.

In addition, upon a change in control of the company, as defined under the Restated Plan, each of our other named executive officers would be entitled to immediate vesting of all unvested stock options and performance-based restricted stock.

Also, as described above under the heading “Post-Retirement Plans,” upon retirement at age 55 or older after five or more years of continuous service, each of our named executive officers is eligible to participate in the post-retirement health benefit plan for officers.

DIRECTOR COMPENSATION

Cash Compensation

Each of our non-employee directors receives an annual cash retainer of $10,000 per year, $1,500 for attendance at each board meeting, and $500 for attendance at each committee meeting on which the director serves. Our chairman of the board, lead director and each of our directors who serve as the chairman of the audit committee and chairman of the compensation committee receive additional fees for such service. For fiscal year 2011, the chairman of the board received an additional $20,000, the lead director received an additional $10,000, the chairman of the audit committee received an additional $5,000 and the chairman of the compensation committee received an additional $2,500.

Once the board of directors determines that our chairman of the board is independent pursuant to the independence standards of the Nasdaq Stock Market, the lead director position will be eliminated and the chairman will receive an additional $30,000 for a total annual retainer of $40,000. In May 2011, the board made this determination.

Beginning in fiscal year 2011, each of our non-employee directors also receives an annual performance-based payment of either $2,500, $5,000, or $7,500. This performance-based payment is tied to the company’s stock price measured against a base price, which is the trading day average for the fourth quarter of the prior fiscal year. Based on the $7.01 trading day average for the fourth quarter of fiscal year 2010, if the trading day average for fiscal year 2011 was 10% greater or less than the $7.01 base price, or between $6.30 and $7.70, the earned amount of the performance-based payment would be $5,000; if the trading day average was above $7.70, the earned amount of the performance-based payment would be $7,500; and if the trading day average was below $6.30, the earned amount of the performance-based payment would be $2,500. Payment to any director who has not met his or her stock ownership requirement is limited to $2,500. Based on the trading day average of $7.40 for fiscal year 2011, each non-employee director received a $5,000 performance-based payment for fiscal year 2011. These payments were made on May 18, 2011.

Our non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Equity Compensation

All warrants authorized for issuance under the Transcat, Inc. Amended and Restated Directors’ Warrant Plan have been granted. Outstanding warrants continue to vest and are exercisable in accordance with the terms of the plan.

In August 2006, our shareholders approved an amendment to the 2003 Incentive Plan permitting directors to participate in this plan.

Each of our non-employee directors is paid an annual cash payment of $13,200 in lieu of an annual stock option award at the board meeting following our annual meeting of shareholders. Newly-elected non-employee directors are eligible to receive an initial five-year stock option grant of 10,000 shares of common stock pursuant to the 2003 Incentive Plan that will vest immediately; however, 2,000 shares will expire each year if unexercised.

Stock Ownership Objectives

In order to more closely align the interests of our directors with the interests of our shareholders, on May 5, 2008, the compensation committee established minimum stock ownership objectives that require our directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within a specified time frame. The stock ownership objective for directors is common stock valued at 2.5 times their annual cash retainer.

We expect our directors to be in compliance with the stock ownership objectives within five years of the adoption of the objectives or for those individuals who subsequently become directors, from the date they are elected to the board. The compensation committee monitors the progress made by directors in achieving their stock ownership objectives.

2011 Director Summary Compensation Table

The table below presents information about the compensation paid to our non-employee directors for their service during fiscal year 2011.

	Fees
	Earned or
	Paid
Name	in Cash (1)	Total (2)

Francis R. Bradley	$37,700	$37,700
Richard J. Harrison	42,700	42,700
Nancy D. Hessler	36,700	36,700
Paul D. Moore	37,700	37,700
Harvey J. Palmer	38,200	38,200
Alan H. Resnick	39,700	39,700
Carl E. Sassano	55,700	55,700
John T. Smith	46,700	46,700

(1)	The amounts shown include all fees earned by the directors during fiscal year 2011, including their annual retainer, all committee and board meeting fees and their stock performance-based payment.

(2)	The table below presents the aggregate number of outstanding stock options and warrants (both vested and unvested) for each of our non-employee directors as of March 26, 2011:

	Stock Option
	Awards	Warrants

Francis R. Bradley	4,000	2,400
Richard J. Harrison	4,000	2,400
Nancy D. Hessler	4,000	2,400
Paul D. Moore	4,000	2,400
Harvey J. Palmer	4,000	2,400
Alan H. Resnick	4,000	2,400
Carl E. Sassano	79,858	—
John T. Smith	4,000	2,400

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below presents certain information as of July 18, 2011 about the persons known by us to be the record or beneficial owner of more than 5% of our common stock. Percentages are based on 7,289,530 shares issued and outstanding.

	Number of Shares	Percent
Name and Address	of Common Stock	of
of Beneficial Owner	Beneficially Owned	Class

NSB Advisors LLC 200 Westage Business Center Drive, Suite 228 Fishkill, New York 12524 (1)	4,460,428	61.2%
Utility Service Holding Co., Inc. P.O. Box 120 Warthen, Georgia 31094 (2)	458,647	6.3%

(1)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated January 10, 2011 filed with the Securities and Exchange Commission by NSB Advisors LLC, an Investment Advisor registered under section 203 of the Investment Advisers Act of 1940. NSB Advisors LLC reports sole dispositive power with respect to all 4,460,428 shares.

(2)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated February 23, 2011 filed with the Securities and Exchange Commission by Utility Service Holding Co., Inc. Utility Service Holding Co., Inc. reports sole voting and sole dispositive power with respect to all 458,647 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information as of July 18, 2011 about shares of our common stock held by (1) each of our directors; (2) each of our “named executive officers” (as defined under the heading “Executive Compensation”); and (3) all of our directors and executive officers as a group.

	Number of Shares	Percent
	of Common Stock	of
Name of Beneficial Owner	Beneficially Owned (1)	Class (1)

Directors
Francis R. Bradley (2)	28,048	—
Charles P. Hadeed (3)	294,059	3.9%
Richard J. Harrison (2)	26,400	—
Nancy D. Hessler (4)	32,204	—
Paul D. Moore (2)	49,198	—
Harvey J. Palmer (2)	77,610	1.1
Alan H. Resnick (2)	20,400	—
Carl E. Sassano (5)	245,779	3.3
John T. Smith (6)	36,016	—
Named Executive Officers
John P. Hennessy (7)	20,679	—
John J. Zimmer (8)	63,314	—
All directors and executive officers as a group (15 persons)(9)	1,062,319	13.7

(1)	As reported by such persons as of July 18, 2011, with percentages based on 7,289,530 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options or warrants. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options” or “presently exercisable warrants.” Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and sole investment power with respect to the all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table.

(2)	The amount shown includes (i) a presently exercisable warrant to purchase 2,400 shares; and (ii) a presently exercisable option to purchase 4,000 shares.

(3)	Mr. Hadeed, who is listed in the table under “Directors,” is also a named executive officer. The amount shown includes presently exercisable options to purchase 201,273 shares and excludes performance-based restricted stock awards of 33,506 shares and 16,790 shares, respectively.

(4)	The amount shown includes a presently exercisable option to purchase 4,000 shares.

(5)	The amount shown includes presently exercisable options to purchase 79,858 shares.

(6)	The amount shown includes (i) 12,150 shares held jointly by Mr. Smith and his wife; (ii) a presently exercisable warrant to purchase 2,400 shares; and (iii) a presently exercisable option to purchase 4,000 shares.

(7)	The amount shown includes presently exercisable options to purchase 9,244 shares and excludes performance-based restricted stock awards of 4,798 shares, 4,034 shares, and 3,694 shares, respectively.

(8)	The amount shown includes presently exercisable options to purchase 36,080 shares and excludes performance-based restricted stock awards of 6,485 shares, 4,034 shares, and 11,848 shares, respectively.

(9)	The amount shown includes presently exercisable options and warrants to purchase 448,138 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and greater-than-10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership regarding their holdings in company securities. For purposes of Section 16(a), our “officers” are Mr. Hadeed, Mr. Zimmer and Mr. Hennessy.

During fiscal year 2011, all of our directors and officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Mr. Moore and Mr. Smith who each filed one late report disclosing two transactions. In making this statement, we have relied upon the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board of directors has adopted a written policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which the company and our directors and executive officers or their immediate family members are participants. Existing related person transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related person transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction, including the amount and type of transaction; (3) the importance of the transaction to the related person and to the company; (4) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and (5) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2012 annual meeting of shareholders, shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2012 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than March 24, 2012. We will not include in our proxy materials shareholder proposals received after this date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2012 annual meeting of shareholders in accordance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. Pursuant to Rule 14a-4(c), we must receive such proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2012 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials no later than June 7, 2012. In accordance with Rules 14a-4(c) and 14a-8, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2012 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Charles P. Hadeed
President, Chief Executive Officer
and Chief Operating Officer

Rochester, New York
July 22, 2011

APPENDIX A

TRANSCAT, INC.

2003 INCENTIVE PLAN

Effective as of August 19, 2003
Amended effective as of August 15, 2006
Amended and Restated effective as of September 13, 2011

ARTICLE 1

PURPOSE AND TERM OF PLAN

Section 1.1  Purpose.  The purpose of the Plan is to recruit and retain selected Employees, Directors and Consultants and to motivate such Employees, Directors and Consultants to put forth their maximum efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.

Section 1.2  Term.  The Plan was approved by the Board on June 24, 2003, and became effective upon the date of the approval by Transcat’s shareholders at the 2003 Annual Meeting of the Shareholders. The Plan was amended effective upon the date of the approval by Transcat’s shareholders at the 2006 Annual Meeting of the Shareholders. Subject to the approval of Transcat’s shareholders, the Plan is being extended pursuant to the amendment and restatement approved by the Board on June 13, 2011, such that no Awards shall be granted under the Plan after the tenth anniversary of approval by Transcat’s shareholders at the 2011 Annual Meeting of the Shareholders. The term and exercise of Awards granted prior to such date may extend beyond that date.

ARTICLE 2

DEFINITIONS

In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

Section 2.1  “Approved Reason” means a reason for terminating employment with the Company which, in the opinion of the Committee, is in the best interests of the Company.

Section 2.2  “Award” means any form of stock option, Stock Appreciation Right, Stock Award, Performance Award, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

Section 2.3  “Award Notice” means the written or electronic document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the written or electronic document in the exercise of its sole and absolute discretion.

Section 2.4  “Board” means the Board of Directors of Transcat.

Section 2.5  “Cause” means (a) the willful and continued failure by a Participant to substantially perform his or her duties with the Company after written warnings identifying the lack of substantial performance are delivered to the Participant by the Company to specifically identify the manner in which the Company believes that the Participant has not substantially performed his or her duties, (b) the willful engaging by a Participant in illegal conduct which is materially and demonstrably injurious to the Company, (c) the commission of a felony by a Participant, (d) the breach by a Participant of a material fiduciary duty owed by that Participant to the Company, (e) the intentional unauthorized disclosure by a Participant to any person of confidential information or trade secrets of a material nature relating to the Company’s business, or (f) the engaging by a Participant in any conduct that the Company’s written rules, regulations or policies specify as constituting grounds for discharge.

Section 2.6  “CEO” means the Chief Executive Officer of Transcat.

Section 2.7  “Change In Control” means (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than Transcat, a Subsidiary, or any employee benefit plan(s) sponsored by Transcat or any Subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 50 percent or more of the combined voting power of the outstanding securities of Transcat ordinarily having the right to vote at the election of directors; (ii) individuals who constitute the Board on August 19, 2011 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof (or a majority of the Board as then constituted), provided that any person becoming a director subsequent to August 19, 2003 whose election, or nomination for election by Transcat’s shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Transcat in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; (iii) the closing of a reorganization, merger or consolidation of Transcat, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of Transcat ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters (3/4) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; (iv) the closing of a sale or other disposition of all or substantially all of the assets of Transcat, other than to a Subsidiary; or (v) the complete liquidation and dissolution of Transcat.

Notwithstanding the foregoing, a Change In Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change In Control would cause any tax to become due under Section 409A of the Code.

Section 2.8  “Change In Control Price” means the highest closing price per share paid for the purchase of Common Stock in a national securities market during the 90-day period ending on the date the Change In Control occurs; provided, however, that in the case of stock options and Stock Appreciation Rights, the Change In Control Price will be in all cases the Fair Market Value of the Common Stock on the date such stock option or Stock Appreciation Right is exercised.

Section 2.9  “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

Section 2.10  “Committee” means the Compensation, Benefits and Stock Options Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more Directors, each of whom is: (a) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act; (b) an “outside director” within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3) or any successor definition adopted under Section 162(m) of the Code; and (c) for as long as the Common Stock is traded on the Nasdaq Stock Market, a “Independent Director” under the rules of the Nasdaq Stock Market.

Section 2.11  “Common Stock” means the common stock, $.50 par value per share, of Transcat that may be newly issued or treasury stock.

Section 2.12  “Company” means Transcat and its Subsidiaries.

Section 2.13  “Consultants” means the consultants, advisors and independent contractors retained by the Company.

Section 2.14  “Covered Employee” means an Employee who is, or is determined by the Committee to likely become, a “covered employee” within the meaning of Section 162(m) of the Code.

Section 2.15  “Director” means a non-Employee member of the Board.

Section 2.16  “Disability,” for a Participant who is an Employee, means a disability under the terms of the long-term disability plan maintained by the Participant’s employer, or in the absence of such a plan, the

Transcat, Inc. Long Term Disability Plan; and for all other Participants, means a disability under the Transcat, Inc. Long Term Disability Plan.

Section 2.17  “Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

Section 2.18  “Employee” means any person employed by the Company.

Section 2.19  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

Section 2.20  “Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing price for the shares on the Nasdaq Stock Market for the specified date, or, if the shares were not traded on such date, then on the next preceding date on which the shares were traded, or if the shares are no longer traded on the Nasdaq Stock Market, then the fair market value determined by the Committee, in good faith, based upon a reasonable method of valuation adopted by the Committee, or such method as may be permitted by the Code or the regulations or rulings thereunder.

Section 2.21  “Participant” means either an Employee, Director or Consultant to whom an Award has been granted by the Committee under the Plan.

Section 2.22  “Performance Awards” means the Stock Awards, performance units and performance shares granted to Covered Employees pursuant to Article 9. All Performance Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 2.23  “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall include one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms: (a) increase in total revenue or product revenue, (b) earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization (“EBITDA”) or net earnings (either before or after interest, taxes, depreciation and/or amortization), (c) return on assets, return on capital or return on shareholders’ equity, (d) total shareholder return, (e) gross margin, (f) earnings per share, (g) net income, (h) operating income, (i) net profit, (j) operating profits, (k) profits before tax, (l) ratio of debt to debt plus equity, (m) economic value added, (n) ratio of operating earnings to capital spending, free cash flow, return on assets, equity or shareholders’ equity, (o) Common Stock price per share, and (p) strategic business criteria, consisting of one or more objectives such as (i) geographic business expansion goals, (ii) cost targets, (iii) customer satisfaction ratings, (iv) reductions in errors and omissions, (v) reductions in lost business, (vi) supervision of litigation, (vii) satisfactory audit scores, (viii) productivity, (ix) efficiency, (x) budget and expense management and (xi) goals relating to acquisitions or divestitures, or any combination of the foregoing. To the extent required by Section 162(m) of the Code, the Committee shall, within the time period required by Section 162(m) of the Code (generally, the first 90 days of a Performance Period), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

Section 2.24  “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

Section 2.25  “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Unless specified otherwise by the Committee (a) in the Award Notice at the time the Award is granted or (b) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Committee shall consider appropriately making adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (ix) to exclude the effects of equity-based compensation and/or the award of bonuses under the Company’s bonus plans; and (x) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. Such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

Section 2.26  “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

Section 2.27  “Plan” means the Transcat, Inc. 2003 Incentive Plan, as amended and restated.

Section 2.28  “Retirement” means, in the case of a Participant employed by the Company, voluntary termination of employment on or after attaining age 55.

Section 2.29  “Stock Award” means an Award granted pursuant to Article 8 in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

Section 2.30  “Subsidiary” means a corporation or other business entity in which Transcat directly or indirectly has an ownership interest of 50 percent or more, except that with respect to incentive stock options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

Section 2.31  “Transcat” means Transcat, Inc., an Ohio corporation.

Section 2.32  “Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, canceled, forfeited or terminated, as the case may be: Units of Common Stock, performance units and performance shares which are expressed in terms of Units of Common Stock.

ARTICLE 3

ELIGIBILITY

Section 3.1  In General.  Subject to Section 3.2, all Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees who, in the opinion of the Committee, can further the Plan’s purposes. In addition, the Committee may select, from time to time, Participants from those Directors and Consultants (who may or may not be Committee members) who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type(s) of Awards to be made to the Participant and shall establish in the related Award Notice(s) the terms, conditions, restrictions and/or limitations, if any, applicable to the Award(s) in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

Section 3.2  Incentive Stock Options.  Only Employees shall be eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code).

ARTICLE 4

PLAN ADMINISTRATION

Section 4.1  Responsibility.  The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

Section 4.2  Authority of the Committee.  The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret the Plan; (c) determine eligibility for participation in the Plan; (d) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (e) construe any ambiguous provision of the Plan; (f) correct any default; (g) supply any omission; (h) reconcile any inconsistency; (i) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (j) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (k) determine whether Awards should be granted singly, in combination or in tandem; (l) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (m) to the extent permitted by Section 409A of the Code, accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company; (n) to the extent permitted by applicable law and the listing standards of any exchange upon which the Common Stock is listed, establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan’s purpose; (o) subject to Section 7.7(b), grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; (p) establish and administer the Performance Goals and certify whether, and to what extent, they have been attained; (q) determine the terms and provisions of any agreements entered into hereunder; (r) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and (s) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

Section 4.3  Discretionary Authority.  The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

Section 4.4  Section 162(m) of the Code.  With regards to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code.

Section 4.5  Action by the Committee.  The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its number to execute and deliver documents on behalf of the Committee.

Section 4.6  Allocation and Delegation of Authority.  The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5

FORM OF AWARDS

Section 5.1  In General.  Awards may, at the Committee’s sole discretion, be granted in the form of stock options and Stock Appreciation Rights pursuant to Article 7, Stock Awards pursuant to Article 8, Performance Awards pursuant to Article 9, any form established by the Committee pursuant to Section 4.2(n), or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Section 5.2  Foreign Jurisdictions.

(a) Special Terms.  In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“special terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The special terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Section 6.3; (b) increase the number of available shares under Section 6.1; (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or, with respect to Covered Employees, Section 162(m) of the Code; or (d) revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

(b) Currency Effects.  Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

(c) Modifications to Awards.  The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings. By means of illustration, but not limitation, the Committee may restrict the method of exercise of an Award to facilitate compliance with applicable securities laws or exchange control filings, laws or regulations.

(d) No Acquired Rights.  No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.

ARTICLE 6

SHARES SUBJECT TO PLAN

Section 6.1  Available Shares.  The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall be 982,000 shares. Such amount shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. If the exercise price of any stock option granted under the Plan or the tax withholding requirements with respect to any stock option granted under the Plan are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

Section 6.2  Adjustment to Shares.

(a) In General.  The provisions of this Section 6.2(a) are subject to the limitation contained in Section 6.2(b). If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of Transcat, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan. In the event of any other change in the capital structure or in the Common Stock of Transcat, the Committee shall make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The maximum number of shares available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock. Subject to Section 6.2(b), if the maximum number of shares of Common Stock available for issuance under the Plan are adjusted pursuant to this Section 6.2(a), corresponding adjustments shall be made to the limitations set forth in Section 6.3.

(b) Covered Employees.  In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to Section 6.2(a) to the extent it would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c) Adjustment Required By Exchange Listing Requirements.  The Committee may reduce the maximum number of shares of Common Stock which shall be available for the grant of Awards under the Plan set forth in Section 6.1 to the extent such reduction is required or necessary to comply with the listing criteria of a national exchange or automated quotation system on which any security of the Company is listed or is to be listed.

Section 6.3  Maximum Award Payable.  Notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is: (a) for stock options, 450,000 shares of Common Stock; (b) for Stock Awards (including those issued in the form of Performance Awards under Article 9), 100,000 shares of Common Stock; and (c) for Performance Awards, 75,000 shares of Common Stock or, in the event the Performance Award is paid in cash, $1,000,000.

ARTICLE 7

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Section 7.1  In General.  Awards may be granted in the form of stock options and Stock Appreciation Rights. Stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. All stock options granted under the Plan issued to Covered Employees shall qualify as “performance-based compensation” under Section 162(m) of the Code. Stock Appreciation Rights may be granted as stand-alone Awards or in tandem with other Awards. The terms and conditions of Stock Appreciation Rights may change from time to time, and the terms and conditions of separate Stock Appreciation Rights need not be identical.

Section 7.2  Terms and Conditions of Stock Options and Stock Appreciation Rights.  An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. Subject to the requirements of Section 7.3 for incentive stock options, the price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 100 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the stock option’s grant. Each Stock Appreciation Right will be denominated in shares of Common Stock. The strike price of each Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of grant. The term of a stock appreciation right may not exceed ten years.

Section 7.3  Restrictions Relating to Incentive Stock Options.  Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422 of the Code. Accordingly, the exercise price of an incentive stock option shall be not less than 100 percent (or such greater percentage as may be required by Section 422 of the Code) of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant. The aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code), and any stock options in excess of such limit shall be non-qualified stock options. Furthermore, stock options issued in the form of incentive stock options must be issued within ten years from the effective date of the Plan, and the term of such stock options may not exceed ten years (or any shorter period required by Section 422 of the Code).

Section 7.4  Additional Terms and Conditions.  The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

Section 7.5  Vesting.  A stock option or Stock Appreciation Right shall vest and become exercisable with respect to the shares subject to such Award as set forth in the applicable Award Notice.

Section 7.6  Exercise.

(a) Exercise or Strike Price.  Upon exercise, the exercise price of a stock option or the strike price of a Stock Appreciation Right may be paid: (i) in cash, (ii) by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation,

(iv) subject to Section 14.8, by way of a broker-assisted stock option exercise program of the Company, if any, provided such program is available at the time of exercise, or (v) such other consideration as specified in an Award Notice. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option or a Stock Appreciation Right.

(b) Tax Withholdings.  The Committee may permit a Participant to satisfy the minimum amounts required to be withheld under applicable federal, state and local tax laws, in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

(c) Calculation of Appreciation of Stock Appreciation Rights.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of the number of shares of Common Stock in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Award Notice evidencing such Stock Appreciation Right.

Section 7.7  Company’s Right to Redeem Stock Options and Stock Appreciation Rights.

(a) Subject to Section 7.7(b), every vested stock option and Stock Appreciation Right under this Plan may be redeemed by Transcat at any time. The purchase price for any stock option or Stock Appreciation Right redeemed by the Company shall be the Fair Market Value of the Common Stock underlying such Award, less the exercise or strike price, as applicable, of such Award. The purchase price, less any amount of federal or state taxes attributable to the redemption that Transcat deems it necessary or advisable to pay or withhold, shall be paid in cash.

(b) No Repricings or Underwater Buyouts. Except as provided in Section 6.2 Section 6.2(a), no stock option or Stock Appreciation Right granted under the Plan may be:

(i) amended to decrease the exercise or strike price thereof,

(ii) cancelled in exchange for the grant of any new stock option or Stock Appreciation Right with a lower exercise or strike price or any new Award, or

(iii) otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such stock option or Stock Appreciation Right (including a cash buyout or voluntary surrender/subsequent regrant of an underwater stock option or Stock Appreciation Right), unless such action is first approved by the Company’s shareholders.

ARTICLE 8

STOCK AWARDS

Section 8.1  Grants.  Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 8.2  Award Restrictions.  Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment, provided such terms, conditions, restrictions, and/or limitations are not inconsistent with the Plan. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

Section 8.3  Vesting.  The restrictions, if any, on a Stock Award shall be set forth in the applicable Award Notice, which may also provide for some or all of a Stock Award to vest upon attainment of pre-established performance goals.

Section 8.4  Rights as Shareholders.  During the period in which any restricted shares of Common Stock are subject to any restrictions imposed under Section 8.2, the Committee may, in its sole discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and, pursuant to Article 12, the right to receive dividends.

Section 8.5  Evidence of Award.  Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

ARTICLE 9

PERFORMANCE AWARDS

Section 9.1  Purpose.  For purposes of grants issued to Covered Employees, the provisions of this Article 9 shall apply in addition to and, where necessary, in lieu of the provisions of Article 8. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 8, the performance units under Section 9.5, and the performance shares under Section 9.6 as “qualified performance-based compensation” under Section 162(m) of the Code.

Section 9.2  Eligibility.  Only Covered Employees shall be eligible to receive Performance Awards. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Covered Employees will be Participants for such period. However, designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 9. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

Section 9.3  Discretion of Committee with Respect to Performance Awards.  With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company or any one or more subunits thereof, and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regards to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 9.3 and record the same in writing.

Section 9.4  Payment of Performance Awards.

(a) Condition to Receipt of Performance Award.  Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b) Limitation.  A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c) Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period.

(d) Timing of Award Payments.  The Awards granted for a Performance Period shall be paid to Participants as specified in the applicable Award Notice, which generally shall be as soon as administratively practicable following completion of the certifications required by Section 9.4(c).

Section 9.5  Performance Units.

(a) Grants.  Performance Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

(b) Performance Criteria.  Performance units shall be contingent on the attainment during a Performance Period of certain Performance Goals. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.

(c) Additional Terms and Conditions.  The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

Section 9.6  Performance Shares.

(a) Grants.  Performance Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock.

(b) Performance Criteria.  Performance shares shall be contingent upon the attainment during a Performance Period of certain Performance Goals. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.

(c) Additional Terms and Conditions.  The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

ARTICLE 10

EFFECT OF CERTAIN EVENTS

Section 10.1  Stock Options.

(a) Committee Rules.  The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant’s stock options and stock appreciation rights issued under the Plan in the event of such Participant’s death, Disability, Retirement, termination for an Approved Reason and other termination.

(b) Death.  Unless otherwise provided in an Award Notice, upon a Participant’s death, any stock option or stock appreciation right may be exercised in whole or in part within one year after the date of the Participant’s death and then only: (a) by the beneficiary designated by the Participant in a writing submitted to the Company prior to the Participant’s death, or in the absence of same, by the Participant’s estate or by or on behalf of such person or persons to whom the Participant’s rights pass under his or her will or the laws of descent and distribution, (b) to the extent that the Participant would have been entitled to exercise the stock option or stock appreciation right at the date of his or her death and subject to all of the conditions on exercise imposed by the Plan and the Award Notice, and (c) prior to the expiration of the term of the stock option or stock appreciation right.

(c) Disability.  Unless otherwise provided in an Award Notice, upon a Participant’s Disability, any stock option or stock appreciation right may be exercised in whole or in part within one year after the date of the Participant’s Disability and then only to the extent that the Participant would have been entitled to exercise the stock option or stock appreciation right at the date of his or her Disability, subject to all of the conditions on exercise imposed by the Plan and the Award Notice and prior to the expiration of the term of the stock option or stock appreciation right.

(d) Retirement or Termination for an Approved Reason.  Unless otherwise provided in an Award Notice, upon a Participant’s Retirement or termination for an Approved Reason, any stock option or stock appreciation right may be exercised in whole or in part thereafter only to the extent that the Participant would have been entitled to exercise the stock option or stock appreciation right at the date of his or her Retirement or termination for an Approved Reason, and subject to all of the conditions on exercise imposed by the Plan and the Award Notice and prior to the expiration of the term of the stock option or stock appreciation right.

(e) Other Termination.  If a Participant’s employment with the Company terminates for a reason other than death, Disability, Retirement, or an Approved Reason, and unless otherwise provided in an Award Notice, any stock option or stock appreciation right may be exercised in whole or in part within 90 days after the date of termination of employment and then only to the extent such stock option or stock appreciation right is vested and exercisable at the time of the termination of employment, and subject to all of the conditions on exercise imposed by the Plan and the Award Notice and prior to the expiration of the term of the stock option or stock appreciation right.

(f) Acceleration and Extension.  Notwithstanding this Section or the terms of an Award Notice, the Committee may: (i) accelerate the vesting and exercisability of a stock option or stock appreciation right in order to allow its exercise by the estate or beneficiary of a deceased Participant or by the disabled, retired or terminated Participant; and (ii) extend the period for exercise of a stock option or stock appreciation right, provided such extension does not exceed the term of such stock option or stock appreciation right.

Section 10.2  Other Awards.  The Committee shall have the authority to promulgate rules and regulations to determine the treatment of the other Awards of a Participant under the Plan in the event of such Participant’s death, Disability, Retirement, or termination from the Company.

Section 10.3  Change In Control.

(a) Background.  Notwithstanding any provision contained in the Plan, including, but not limited to, Section 4.4, the provisions of this Section 10.3 shall control over any contrary provision.

(b) Change In Control.  Upon a Change In Control: (i) the terms of this Section 10.3 shall immediately become operative, without further action or consent by any person or entity; (ii) all terms, conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, and/or deferred Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) except in those instances where a prorated Award is required to be paid under this Section 10.3, all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall automatically become 100 percent vested immediately. The Committee shall determine the appropriate method and time for the conversion, payment or exercise of such Awards after a Change In Control, in each case in a manner that complies with Section 409A of the Code.

(c) Dividends and Dividend Equivalents.  Subject to Section 14.10, upon a Change In Control, all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Section 10.3 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited. For example, if an Award under this Section 10.3 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

(d) Treatment of Performance Units and Performance Shares.  If a Change In Control occurs during the term of one or more Performance Periods for which the Committee has granted performance units and/or performance shares, the term of each such Performance Period (hereinafter a “current performance period”) shall immediately terminate upon the occurrence of such event. Upon a Change In Control, for each “current performance period” and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a “completed performance period”), it shall be assumed that the performance objectives have been attained at a level of 100 percent or the equivalent thereof. A Participant in one or more “current performance periods” shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Awards previously granted to him for each such “current performance period.” Such prorated portion shall be determined by multiplying the number of performance shares or performance units, as the case may be, granted to the Participant by a fraction, the numerator of which is the total number of whole months that have elapsed since the beginning of the “current performance period,” and the denominator of which is the total number of full months in such “current performance period.” For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed. A Participant in one or more “completed performance periods” shall be considered to have earned and, therefore, be entitled to receive all the performance shares or performance units, as the case may be, previously granted to him during each such “completed performance period.”

(e) Valuation of Awards.  Upon a Change In Control, all outstanding Units of Common Stock, stock options (including incentive stock options), Stock Awards (including those issued as Performance Awards under Article 9), performance shares (including those earned as a result of the application of Section 10.3(d) above), and all other outstanding stock-based Awards (including those granted by the Committee pursuant to its authority under Section 4.2(n) hereof), shall be valued on the basis of the Change In Control Price.

(f) Deferred Awards.  Subject to Section 14.10, upon a Change In Control, all Awards deferred by a Participant under Article 13 hereof, but for which he or she has not received payment as of such date, shall be paid as soon as practicable, but in no event later than 90 days after the Change In Control or the event giving rise to rights under this Section 10.3. For purposes of making such payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

(g) Limitation on Acceleration and Payment.  The acceleration or payment of Awards under this Section 10.3 could, in certain circumstances, subject a Participant to the excise tax provided under Section 4999 of the Code. It is the object of this Section 10.3(g) to see that each Participant retains in full the benefits of the Plan and to provide for the maximum after-tax income to each Participant. Accordingly, the Participant must determine, before any payments are made on Awards pursuant to this Section 10.3, which of the following two alternative forms of acceleration will maximize the Participant’s after-tax proceeds, and must notify the Company in writing of his or her determination:

(i) Full Vesting.  Payment in full of all Awards pursuant to this Section 10.3.

(ii) Limited Vesting.  Payment of only a part of the Participant’s Awards so that the Participant receives the largest payment possible without causing an excise tax to be payable by the Participant under Section 4999 of the Code.

The Participant’s Awards shall be paid only to the extent permitted under the alternative determined by the Participant to maximize his or her after-tax proceeds, and the Participant shall have no rights to any greater payments on his or her Awards. The determination of whether Limited Vesting is required and the application of the rules in this Section 10.3(g) shall initially be made by the Participant and all such determinations shall be conclusive and binding on the Company unless the Company proves that they are clearly erroneous. In the latter event, such determinations shall be made by the Company.

ARTICLE 11

PAYMENT OF AWARDS

Section 11.1  Payment.  Absent a Plan provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions, provided such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan. Further, to the extent permitted by Section 409A, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

Section 11.2  Withholding Taxes.  The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a Fair Market Value, as determined by the Committee, equal to the minimum amount of such required withholding taxes.

ARTICLE 12

DIVIDEND AND DIVIDEND EQUIVALENTS

To the extent permitted by Section 409A of the Code, if an Award is granted in the form of a stock option, Stock Award or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. To the extent permitted by Section 409A of the Code, dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards or performance shares, be credited as additional Stock Awards or performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of shares available for grant under Section 6.1 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional Stock Awards or performance shares.

ARTICLE 13

DEFERRAL OF AWARDS

At the discretion of the Committee and to the extent permitted by Section 409A of the Code, payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. To the extent permitted by Section 409A of the Code, deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

ARTICLE 14

MISCELLANEOUS

Section 14.1  Nonassignability.  Except as otherwise determined by the Committee or as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

Section 14.2  Amendments to Awards.  The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate, provided that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant’s consent.

Section 14.3  Regulatory Approvals and Listings.  Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 14.4  No Right to Continued Employment or Grants.  Participation in the Plan shall not give any Employee any right to remain in the employ of the Company. The Company reserves the right to terminate any Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee having been selected for an Award, shall have at any time the right to receive any additional Awards.

Section 14.5  Amendment/Termination.  The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would increase the number of shares available under the Plan, or which would require the vote of the shareholders of Transcat pursuant to Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees, or if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations. Notwithstanding the foregoing and subject to Section 7.7, the Committee may not revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

Section 14.6  Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

Section 14.7  No Right, Title, or Interest in Company Assets.  No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

Section 14.8  Section 16 of the Exchange Act.  In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the a broker-assisted stock option exercise program of the Company, if any.

Section 14.9  No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

Section 14.10  Section 409A.  The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A of the Code to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A of the Code is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions.

Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A of the Code applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A of the Code, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code, shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.

If and to the extent that any Award is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Code and such Award is payable to a Participant upon a Change In Control, then no payment shall be made pursuant to such Award unless such Change In Control constitutes a “change in the ownership of the corporation,” “a change in effective control of the corporation,” or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Code; provided that if such Change In Control does not constitute a “change in the ownership of the corporation,” “a change in effective control of the corporation,” or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Code, then the Award shall still fully vest upon such Change In Control, but shall be payable upon the original schedule contained in the Award Notice.

Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

Section 14.11  Recoupment Policy.  All Awards under the Plan shall be subject to recovery by the Company under its incentive compensation recoupment policy, as amended from to time.

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. MMMMMMMMMMMM TRANSCAT, INC. MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext MMMMMMMMM 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: 01 — Richard J. Harrison 02 — Harvey J. Palmer 03 - John T. Smith + Mark here to vote FOR all nominees Mark here to WITHHOLD AUTHORITY to vote for all nominees 01 02 03 For All EXCEPT — To withhold authority to vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. To approve the Transcat, Inc. 2003 Incentive Plan, as 3. To ratify the selection of BDO USA, LLP as our independent Amended and Restated. registered public accounting firm for the fiscal year ending March 31, 2012. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date and sign name exactly as it appears on this proxy. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 1 1 9 8 1 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01D2GB

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 13, 2011. The proxy statement and annual report to security holders are available at www.envisionreports.com/TRNS. For directions on how to attend the annual meeting and vote in person, see the “Revocability of Proxies” and “Voting; Cumulative Voting” sections of the proxy statement that accompanies this proxy card. 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — TRANSCAT, INC. THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS The undersigned appoints CARL E. SASSANO and CHARLES P. HADEED, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of TRANSCAT, INC. owned by the undersigned at the annual meeting of shareholders to be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624, on Tuesday, September 13, 2011 at 12:00 noon, local time, and at any adjournments of such annual meeting, reserving to such proxies the right to vote such shares cumulatively to elect the maximum number of director nominees, as stated on the reverse side. 3 This proxy will be voted as specified by you, and it revokes any prior proxy given by you. 3 Unless you withhold authority to vote for one or more of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the three nominees for directors listed on the reverse side of this proxy and described in the accompanying proxy statement. 3 Unless you specify otherwise, your signed proxy will be voted FOR the other two proposals listed on the reverse side of this proxy and described in the accompanying proxy statement. 3 You acknowledge receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated July 22, 2011, describing more fully the proposals listed in this proxy. (Continued and to be signed, on reverse side)